Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997 included in the Proxy Statement of Network Imaging Corporation that is made part of Amendment No. 1 to the Registration Statement (Form S-4 dated on or about December 3, 1997) and Prospectus of Network Imaging Corporation for the registration of 15,027,937 shares of its Common Stock and 1,750,000 shares of its Series A Cumulative Convertible Preferred Stock.

Vienna, Virginia
December 3, 1997                                /S/ Ernst & Young LLP